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                                                                    Exhibit 10.9

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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This Second Amendment (the "Amendment") is dated as of the 1st day of March 2002 and amends the Employment Agreement (the "Employment Agreement"), dated as of March 27, 2000 by and between BarPoint.com, Inc. (the "Company") and Leigh M. Rothschild ("Rothschild"), as amended on June 19, 2001.

WHEREAS, the Company and Rothschild seek to further amend the terms of the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   Section 1 of the Employment Agreement ("Employment Term") shall be deleted
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in its entirety and replaced with the following:

     "1. Employment Term. The term of this Agreement ("Employment Period") shall
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     commence on March 27, 2000 ("Commencement Date") and shall expire on March
     27, 2004 ("Expiration Date"), subject to the provisions of Section 5. The Employment Period shall be automatically extended for an additional year on each anniversary of the Expiration Date (each, an "Extension Date") unless by the 1st day in March immediately preceding an Extension Date Rothschild or the Company delivers written notice to the other of their intent to not renew the Employment Agreement."

2. Section 5(a) of the Employment Agreement ("Termination") shall be deleted in its entirety and replaced with the following:

     "5. Termination.
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     (a)  The Company may terminate Rothschilds' employment hereunder at any time for cause only by written notice but only after a decision by the Board of Directors of the Company which is communicated to Rothschild in writing thirty (30) days prior to the effective date of termination; provided, however, that the Company pays to Rothschild a severance payment equal to one year's aggregate current Base Salary, and allows Rothschild to retain any options granted under any option plan granted to him notwithstanding the fact that such options may not be vested and/or exercisable at the time of termination under this Section 5(a) ("Severance Payment"). In addition, if the Company elects not to renew the Employment Agreement on or prior to the 1st day in March immediately preceding an Extension Date, or if the Company terminates the agreement without cause, the Company shall pay Rothschild the Severance Payment. Notwithstanding anything to the contrary contained herein the Base Salary portion of the Severance Payment shall be paid in a lump sum within thirty (30) days of the date of termination.

3. Except as specifically amended hereby, the Employment Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Company and Rothschild have caused this Second Amendment to be executed on the date first stated above.

BARPOINT.COM, INC.

By: /s/ Jeffrey W. Sass               /s/ Leigh M. Rothschild
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                                       LEIGH M. ROTHSCHILD
Name:  Jeffrey W. Sass

Title: EVP & COO